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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 13, 2001


                               GLOBAL SPORTS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-16611                   04-2958132
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


                                1075 First Avenue
                            King of Prussia, PA 19406
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (610) 265-3229

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ITEM 5.  OTHER EVENTS

         On September 13, 2001, Global Sports, Inc. (the "Company"), Ashford.com, Inc. ("Ashford") and Ruby Acquisition Corp., a wholly owned subsidiary of the Company ("Merger Sub"), entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") pursuant to which the Company has agreed to acquire Ashford. Pursuant to the Reorganization Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Ashford (the "Merger"), and at the effective time of the Merger each outstanding share of Ashford's common stock will be converted into the right to receive a combination of cash in the amount of $0.125 and 0.0076 of a share of the Company's common stock. All outstanding options to purchase shares of Ashford common stock will terminate immediately prior to the effective time of the Merger, and any outstanding warrants to purchase Ashford common stock that do not by their terms terminate as a result of the Merger will be assumed by the Company and exchanged for warrants entitling the holder, upon the exercise of the warrants, to the merger consideration described above. The Merger is subject to customary closing conditions, including the approval of Ashford stockholders. The Merger will be accounted for as a purchase.

         In connection with the execution of the Reorganization Agreement, certain significant stockholders of Ashford (including members of Ashford's board of directors, members of management and other insiders of Ashford) have entered into Voting Agreements by which they have agreed to vote shares representing approximately 33% of Ashford's currently outstanding common stock in favor of the adoption of the Reorganization Agreement and related matters.

         Copies of the Reorganization Agreement and the form of Voting Agreement are attached to this report as Exhibits 2.1 and 2.2, respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A copy of the joint press release issued by the Company and Ashford announcing these transactions is incorporated by reference as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial statements of business acquired.  Not applicable.

         (b)   Pro forma financial information.  Not applicable.

         (c)   Exhibits.

Exhibit No.       Description
-----------       -----------

2.1 Agreement and Plan of Merger and Reorganization, dated as of September 13, 2001, among Global Sports, Inc., a Delaware corporation, Ruby Acquisition Corp., a Delaware corporation, and Ashford.com, Inc., a Delaware corporation.

2.2 Form of Voting Agreement, dated as of September 13, 2001, entered into between Global Sports, Inc., a Delaware corporation, and certain stockholders of Ashford.com, Inc., a Delaware corporation.

99.1 Joint press release dated September 14, 2001, incorporated by reference to the Form 425 filed by Global Sports, Inc. on September 14, 2001.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             GLOBAL SPORTS, INC.



                             By:      /s/ Michael G. Rubin
                                ----------------------------------------
                             Name:  Michael G. Rubin
                             Title: Chairman and Chief Executive Officer


Dated:  September 18, 2001

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                                INDEX TO EXHIBITS
                                -----------------

2.1 Agreement and Plan of Merger and Reorganization, dated as of September 13, 2001, among Global Sports, Inc., a Delaware corporation, Ruby Acquisition Corp., a Delaware corporation, and Ashford.com, Inc., a Delaware corporation.

2.2 Form of Voting Agreement, dated as of September 13, 2001, entered into between Global Sports, Inc., a Delaware corporation, and certain stockholders of Ashford.com, Inc., a Delaware corporation.

99.1 Joint press release dated September 14, 2001, incorporated by reference to the Form 425 filed by Global Sports, Inc. on September 14, 2001.